                                                                       EXHIBIT 2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-68623) pertaining to the Retirement and Savings Plan of World Access, Inc. and subsidiaries of our report dated September 14, 1998, with respect to the financial statements and schedules of the World Access, Inc. Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended August 31, 1998.


                                                      /s/ Ernst & Young LLP


Atlanta, Georgia
July 17, 2000